Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Patrick Industries, Inc.

Elkhart, Indiana

We consent to the incorporation by reference in Registration Statement on Form S-8 of Patrick Industries, Inc. of our report dated April 2, 2007 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Patrick Industries, Inc. for the year ended December 31, 2006.

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP

Elkhart, Indiana

August 24, 2007